Exhibit 10.22

ENGENE HOLDINGS INC. 2023 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION GRANT AGREEMENT

This INCENTIVE STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of [•] (the “Date of Grant”), is delivered by enGene Holdings Inc., a company organized under the laws of British Columbia, Canada (the “Company”) to [•] (the “Participant”).

RECITALS

The enGene Holdings Inc. 2023 Equity Incentive Plan (the “Plan”) provides for the grant of stock options to purchase common shares of the Company Shares (“Company Shares”). The Committee has decided to make this incentive stock option grant as an inducement for the Participant to promote the best interests of the Company and its shareholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1. Grant of Option.

(a) Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant an incentive stock option (the “Option”) to purchase [•] Company Shares (each a “Share”, and together the “Shares”) at an Exercise Price of $[•] per Share. The Option shall become exercisable according to Section 2 below.

(b) The Option is designated as an incentive stock option, as described in Section 5 below. However, if and to the extent the Option exceeds the limits for an incentive stock option, as described in Section 5, the Option shall be a nonqualified stock option.

2. Exercisability of Option.

(a) Subject to the terms of this Section 2, the Option shall become vested according to the following dates (each a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date.

VESTING DATE*	VESTING AMOUNT

*	Notwithstanding the earlier vesting of the Option, the Option shall not be exercisable, and no Shares shall be issuable, until on or after March 2, 2024.

(b) The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the terms set forth in Section 2(a) would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Shares will be included in the number of Shares for which the Option becomes vested and exercisable on the last Vesting Date.

(c) In the event of a Change of Control before the Option is fully vested and exercisable, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting and exercisability of the Option as it deems appropriate pursuant to the Plan.

3. Term of Option.

(a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b) The Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the 90-day period after the Participant ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause.

(ii) The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability.

(iii) The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer, if the Participant dies while employed by, or providing service to, the Employer or within 90 days after the Participant ceases to be so employed or provide such services on account of a termination described in subsection (i) above.

(iv) The date on which the Participant ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment or service terminates, the Option shall immediately terminate, and the Participant shall automatically forfeit all Shares underlying any exercised portion of the Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such Shares.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant, except as provided under Section 3(a) above. Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Company shall immediately terminate.

4. Exercise Procedures.

(a) Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company or its delegate written notice of intent to exercise, specifying the number of Company Shares as to which the Option is to be exercised and such other information as the Company or its delegate may require.

(b) At such time as the Committee shall determine, the Participant shall pay the Exercise Price (i) in cash, (ii) unless the Committee determines otherwise, by delivering Company Shares owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (in accordance with procedures prescribed by the Company) to ownership of Company Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding Company Shares subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Company Shares used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. The Committee may impose from time to time such limitations as it deems appropriate on the use of Company Shares to exercise the Option.

(c) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(d) All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant may be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Option. At such time as the Committee may determine, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld to satisfy the applicable withholding tax rate for FICA, federal, state, local and other tax liabilities.

(e) Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

5. Designation as Incentive Stock Option.

(a) This Option is designated an incentive stock option under Section 422 of the Code. If the aggregate Fair Market Value of the stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422. If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

(b) The Participant understands that favorable incentive stock option tax treatment is available only if the Option is exercised while the Participant is an employee of the Company or a parent or subsidiary of the Company or within a period of time specified in the Code after the Participant ceases to be an employee. The Participant understands that the Participant is responsible for the income tax consequences of the Option, and, among other tax consequences, the Participant understands that he or she may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised. The Participant will consult with his or her tax adviser regarding the tax consequences of the Option.

(c) The Participant agrees that the Participant shall immediately notify the Company in writing if the Participant sells or otherwise disposes of any Shares acquired upon the exercise of the Option and such sale or other disposition occurs on or before the later of (i) two years after the Date of Grant or (ii) one year after the exercise of the Option. The Participant also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.

6. Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant’s employment or service at any time. The right of the Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9. No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

11. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada, without giving effect to the conflicts of laws provisions thereof.

12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of [•] and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

13. Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Option, and the right to receive and retain any Company Shares or cash payments covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under the Dodd-Frank Recoupment Policy and any other “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter (as applicable, the “Company Clawback Policy”). Further, to the extent permitted by applicable law, including without limitation Section 409A of the Code, this Agreement and all Options, cash or other value provided pursuant to this Agreement are subject to offset in the event that the Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Company Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Company Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of this Agreement until such time as the Company Clawback Policy is no longer applicable.

14. Entire Agreement. This Agreement contains the entire understanding between the Company and Participant with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

ENGENE HOLDINGS INC.

Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all decisions and determinations of the Committee shall be final and binding.

Participant:
Date:

CANADIAN APPENDIX

Notwithstanding any other term of this Agreement, the following modifications to the Agreement apply to any Participant employed by the Employer in Canada.

1.	Termination Date

For purposes of sections 2 and 3 of the Agreement, the Participant will be deemed to have ceased to provide services to the Employer on the date on which notice of termination is provided to the Participant or the Employer, as applicable, and for greater certainty shall, subject to applicable legislation, exclude any other period of non-working notice of termination or any period for which pay in lieu of notice, severance pay or any other monies in relation to the cessation of employment are paid or otherwise required by applicable law, regardless of whether the termination is with or without cause or with or without notice.

2.	No Employment or Other Rights

Section 7 of this Agreement shall be read without reference to its final sentence.

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